                                                                    Exhibit 99.1

                                                                FINAL TRANSCRIPT

THOMSON STREETEVENTS(SM)

IEX - Q4 2007 IDEX Earnings Conference Call

Event Date/Time: Feb. 05. 2008 / 2:30PM ET


(THOMSON LOGO)           www.streetevents.com            Contact Us

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

CORPORATE PARTICIPANTS

HEATH MITTS
IDEX - VP of Finance

LARRY KINGSLEY
IDEX - Chairman and CEO

DOM ROMEO
IDEX - VP and CFO

CONFERENCE CALL PARTICIPANTS

JOE HARRIS
-Analyst

MIKE SCHNEIDER
Robert W. Baird - Analyst

SCOTT GRAHAM
Bear Stearns - Analyst

ROBERT LAGAIPA
Oppenheimer - Analyst

WALT LIPTAK
Barrington - Analyst

MATT SUMMERVILLE
KeyBanc - Analyst

NED BORLAND
Next Generation - Analyst

CHARLIE BRADY
BMO Capital Markets - Analyst

AMIT DARYANANI
RBC Capital Markets - Analyst

BILL CRAM
Read, Conner, and Birdwell - Analyst

PRESENTATION

OPERATOR

Good afternoon. My name is Taylor and I will be your conference operator today. At this time, I would like to welcome everyone to the Q4 '07 earnings call for IDEX Corporation. (OPERATOR INSTRUCTIONS)

I would now like to turn the call over to Mr. Heath Mitts, Vice President of Finance. Please go ahead.

HEATH MITTS - IDEX - VP of Finance

Thank you, Taylor. Good afternoon and thank you for joining us for our discussion of the IDEX fourth quarter and full year 2007 financial results. Earlier today we issued a press release outlining our company's financial and operating performance for the 3 and 12 month periods ending December 31, 2007. The press release, along with the presentation slides to be used during


(THOMSON LOGO)           www.streetevents.com            Contact Us            1

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

today's webcast, can be accessed on our company website at www.idexcorp.com. Joining me today from IDEX management are Larry Kingsley, Chairman and CEO, and Dom Romeo, Vice President and Chief Financial Officer.

The format for our call today is as follows. First, Larry will update you on our performance for the year across our company and four business segments, Dom will then take you through our financial results for the quarter, and Larry will wrap up with our outlook for 2008. Following our prepared remarks, we will then open the call for your questions. If you should need to exit the call for any reason, you may access a complete replay beginning approximately two hours after the call concludes by dialing the toll free number, 800-642-1687 and entering conference ID 29334256 or simply log onto our company home page for the webcast replay.

As we begin a brief reminder. This call may contain certain forward-looking statements that are subject to the Safe Harbor language in today's Press Release and in IDEX's filings with the Securities and Exchange Commission. With that, I'll now turn the call over to our CEO, Larry Kingsley. Larry.

LARRY KINGSLEY - IDEX - Chairman and CEO

Thanks, Heath. For the full year 2007 we a achieved strong sales and income growth. We generated excellent cash flow. A quick summary of our operating performance for the year. Orders were up 16%, sales were up 18%, operating income increased 17%, and EPS is up 15% to $1.90. We're pleased with our overall results for the year. Our business is strong and it is performing well. As you know, we continue to grow our applied product portfolio and improve our global reach.

In '07 we added sales offices and resources in the Middle East, Russia, China and in Eastern and Western Europe. We like the niche markets that we've chosen. We will continue to build them out both organically and inquisitively. We added internal operations capability during the year as well, including new centralized supply chain management resources to assist the business units and a new Asia design center for low cost OEM product design. Our business units performed well and our new acquisitions are contributing to our growth and profitability per our expectations. We achieved our annual objectives with operational and commercial excellence for the year. And our balance sheet is in great shape. So, all in, 2007 was a solid year.

On slide 7, our balance sheet is as strong as ever with plenty of capacity to invest for future growth. Full year free cash generation of nearly 181 million was up 25% year on year. As you look at the chart, you see '07 compares with just $120 million just two years ago. Our business model will continue to generate strong free cash which we will effectively deploy in the way of new internal product development and acquisitions. And we're committed to growth as our primary capital deployment strategy.

Take a look at slide 8. We used this slide last quarter to summarize our current view of the markets we serve, our position in them and to summarize our plans for expansion. In short, our current view is unchanged. Summary is, one, as we've said, we're continuing to realize nice growth in our targeted markets for business development. Two, our diversified end market exposure and international content are serving us well. And, three, a couple of our end markets will experience slower growth as we have predicted, particularly the U.S. fire suppression market.

Our business model and our acquisition strategy will remain as the primary contributors to our growth and we believe that most of the end segments will continue to grow and that we can grow faster than the market. In those businesses that are not forecasting growth, we've already begun to take cost reduction actions to preserve their bottom line. So, again, in summary to my Q3 comments, most all of our markets are performing well. Our innovation in global sales investment will continue to drive organic growth. And I'll now further detail our end market use as I walk through the '07 performance and outlook by segment.

I'll begin with the fluid metering business on slide 9. The end markets for fluid metering remain strong. We serve a broad market but are focused on energy, chemical processing, water treatment, pharmaceutical and food processing. You're familiar with the macro market drivers here for both energy and water. Beyond the relatively increasing value of both, the infrastructure is either overcapacity and/or is deteriorating. The process industries, chemical, food, ag and pharma continue to invest in both


(THOMSON LOGO)           www.streetevents.com            Contact Us            2

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

new equipment and also maintenance and repair items on a balanced basis to support both regional growth and their own new process or product development. So fluid metering grew 31% in '07, organic growth was 9%. Operating margin grew to exceed 21%. Our outlook for the market is positive. And for our own business is continued profitable growth, both organic and acquisition based. We plan to grow our international revenue faster than our U.S. business, again both organically. There's many good targets for acquisition, particularly in Europe.

If you refer to slide 10, a few take aways. Most of the end markets we serve in fluid metering are less prone to any form of current economic slowing. Our business is becoming a globally diverse enterprise with a very balanced U.S. and international sales base. Each of the acquisitions listed is a logical extension of our strategy and they're all in good markets and they create the footprint for continued expansion. If you don't have the slide, it illustrates that within fluid metering, we acquired over 300 million in revenue in the last few years, that's just about exclusively in energy, ag and water treatment. So, again, 300 million incremental just in the last few years for the segment all within energy, ag and water.

If you turn to slide 11, our most recent fluid metering acquisition, which just closed last month, ADS, it's a proprietary transaction. The business extends our expertise in flow, measurement and monitoring. ADS serves the waste water market. We view other fluid metering technologies and services in waste water treatment as strategically interesting as well and we're pursuing them both organically and inquisitively. ADS will be headquartered in Huntsville. The management team is already integrating into the company very well. We believe there are both natural growth drivers to the segment but also some reg based drivers that bode well as we move forward.

Turning now to slide 12. Our health and science core markets are performing well. Total growth was 7% for the year while organic growth was 1%. Within HST, the pneumatic segments and the large commercial OEM sales declined, offset double-digit core HST organic growth. Operating margin for the group neared 19% for the year. In the segment we continued to deemphasize the commercial product applications that are in the less differentiated OEM segments, and we are reinvesting in the highly engineered applied technologies. Our core market focus, as you know, is the fluidic devices for analytical instrumentation, the clinical diagnostic applications as well as the medical devices and the key components that are used in various medical equipment fields. We also sell components for dental and lab equipment and applications in semiconductor process devices.

So consistent with what we stated, we anticipate strong core business growth but that the total organic growth for the segment will be adversely impacted due to our exiting of the previously stated OEM relationships. We now expect that the non-core OEM program timing, that is the exited business as offset by the new program ramp-up, will adversely impact total growth within the segment by four points for the year. Previously we had anticipated that the new programs would ramp up in Q2 and we don't see that happening until late in the year at this point.

In dispensing, we achieved 11% total growth in '07 and 6% organic growth. Dispensing operating margin was over 22%. Our focus in dispensing continues to be integrating the new technology that improves our machine capability to enable the most accurate repeatable point of use fluid dispensing and our core markets continue to be the paints and coatings segment, but we're also continually evaluating other point of sale applications. The smaller retail outlets in the segment in the market remain slow, but slower purchases there continue to be offset by the larger retail segment. So we're forecasting at least mid single digit growth for dispensing for '08. That's based on the following criteria which remain as the primary dispensing growth drivers: New store openings, again, which is a fairly small portion of the revenue, will be about the same as last year. The aging equipment, that's our aging equipment and the associated replenishment rate is increasing, roughly 40% of the installed population of the equipment is now due to be replaced over the next couple of years. Regulation is again driving some incremental spend. Conversion from manual to automatics continues. The service component of our business is growing nicely.

Again, as mentioned, while we're not anticipating growth out of the smaller retailers, that customer base has stabilized over the past couple quarters. In addition to the base market assumptions, we continue to have very accurate line of sight program visibility with the larger retailers. And the bottom build forecast for us, based on their internal plans, tallies to a high single digit organic sales number for the year. So the dispensing business, as you know, will always be lumpy. Accordingly, we anticipate


(THOMSON LOGO)           www.streetevents.com            Contact Us            3

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

lower year-on-year Q1 growth, but that will be followed by higher program shipments begins later in Q2. Similar to what we've seen quarter-to-quarter sequentially historically.

We'll move over to fire and safety. I'm on slide 14. As you know, we provide the highly engineered pumps, valves, and control devices as well as full systems for fire suppression. We also manufacture a broad line of rescue equipment used in first response as well as industrial applications and, lastly, we include our band clamping business in this segment. So there's three components to the segment. Of the three, first, fire suppression, rescue equipment and band clamping all roughly contribute a third of total sales to the segment. As we look into '08 we expect negative sales performance for the fire suppression piece, so that one-third of sales for the segment.

For the first half of the year, fire suppression will be down 10 to 15% and that's driven principally by the softer North American market. Rescue tools, the second component of the business within the segment, will glow nicely as we continue to drive innovation and grow internationally. We're winning lots of new projects from developed countries and new developing markets all over the world. In addition to the base business, we continue to expand in mining and other industrial applications.

The third component to the segment, the band clamping business is performing very well. We continue to win new business based on our expanding product base of systems that address oil and gas exploration, rig and shipboard applications, underwater pipeline installation and repair and other new infrastructure applications and similar to our fluid and metering success story. The band clamping business is also growing nicely in commercial segments that are adopting aerospace solutions to shield interference. We see plenty of opportunity in '08 in this business to continue to grow and perform well through line expansion and just solid execution. So, again, the three businesses each contribute about a third of the segment sales and total we anticipate low to mid single digit organic growth for the segment, driven by expansion in the band clamping and rescue tools business and then partially offset by a decline in the fire suppression portion of the segment. With that, I'll turn it over to Dom to go through the Q4 financials.

DOM ROMEO - IDEX - VP and CFO

Thanks, Larry. Good afternoon, everyone. I'm now on slide 15, orders and sales. Fourth quarter orders of 350 million increased 11% from last year and 2% organically. Increases of 6% at FMT and 8% within dispensing were offset by lower growth within fire suppression and health and science. Sales increased 15% in total, organic growth was 6%, and by segment organic growth was as follows:
FMT posted a 9% increase in the fourth quarter. Health and science was down 1%. Dispensing was up 10% and, lastly, fire safety and diversified products was up 5% in Q4.

Turning next to operating margin on page 16. Reported operating margin at 17.8% was down 170 basis points from last year. Adjusted operating margin was nearly 20%. In the quarter, we had impacts related to, first, bad debt expense from a recent bankruptcy of a fire suppression customer, secondly our previously announced severance expense and also foreign currency translation and acquisition. And I'll walk you through these components by segment in a few slides, but let me very clear, our fundamentals on price and operations remain extremely strong and we still see an ability to expand margins as we move into 2008.

Turning to income on page 17, income from continuing operations was up 7% and EPS of $0.47 is 4% higher than last year. Income from continuing operations was unfavorably impacted by over $0.03 per share by severance and bad debt expense. Adjusted for these items, diluted earnings per share from continuing operations were $0.50, and that's an 11% increase versus the fourth quarter of last year. The fourth quarter tax rate increased 160 basis points versus the prior year due to timing of research and development tax credits and other tax matters.

Moving to page 18, fluid and metering technologies and, again, as Larry mentioned, FMT continues to post solid financial results. Orders were up 22% in the quarter, 6% on an organic basis. Sales increased 24%, 13% from recent acquisitions and 9% on an organic basis. Operating income of over 30 million was a 17% increase from last year. Operating margin of 20.2% was down


(THOMSON LOGO)           www.streetevents.com            Contact Us            4

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

120 basis points from Q4 of 2006. To the far right, we've included an operating margin bridge reflecting the impact of currency and acquisition. So on an adjusted basis we continue to see nice margin expansion on core organic growth and you can see the adjusted operating margin for the quarter is below 21.8%.

Moving now to page 19, health and science technologies. For the quarter, orders were down 1%, sales were down 1% organically. As we mentioned in the release, growth in core analytical instrument, IVD and biotech markets was offset by softness in the pneumatic markets as well as the maturing OEM contracts. Operating income was down 10%, operating margin of 18.8% reflected a decline of 260 basis points compared to prior year. And, again, to the right we've included a bridge so adjusted operating margin of 19.5% reflects the impact from severance and currency and it's in line with performance in previous quarters.

Turning next to dispensing, page 20. Orders in the quarter were up 14%, and as I mentioned, that's 8% on an organic basis. Sales increased 17% and organic growth was 10%, due mainly to replenishment orders from large U.S. retailers. On margin, the 18.6% was down by 240 basis points compared to prior year, but it was a significant improvement sequentially of nearly 400 basis points from Q3 of '07. The table to the right reflects the year-over-year bridge again, and that reflects the impact of both currency and severance related expenses. So adjusted for these items, operating margin approaches 23%, which is in line with normalized margins at these volume levels.

Turning to page 21, fire, safety and diversified products. For the quarter, orders were up 4%, sales increased 10% and organic growth was 5%. As Larry mentioned, growth for this segment is driven by global market expansion of our rescue tool business, combined with new product innovation and our Band-It business. For the quarter, this portion of the segment grew at more than 15% and that was offset by a decline of 15% in fire suppression. Operating income declined 2% versus last year and margin at 22% was a 270 basis point decline compared to last year, driven primarily by the customer bankruptcy that I previously mentioned and currency. Adjusted for these operating items, operating margin would have exceeded 26%. With that we'll turn it back over to Larry for the 2008 outlook.

LARRY KINGSLEY - IDEX - Chairman and CEO

Thanks, Dom. So we are assuming less economic lift in '08 but regardless of the market conditions, we see a pretty straightforward opportunity to grow. We can tactically execute what we're already in process with. Slide 22 is a simple organic bridge as we see it. Price will contribute 150 to 200 basis points of growth for the company. The dispensing program activity, as I mentioned, should contribute at least 100 basis points on a company-wide basis of contributed growth. New product revenue out of all of the segments combined, that's the incremental revenue, that's aggregated out of all of our specific initiatives will contribute at least 200 basis points, and international growth and continued channel expansion will contribute between 100 and 200 basis points. So the math that we're doing inclusive of the specific segment slowing is that we will achieve mid single digit organic growth if we just stick to IDEX knitting as you know it.

To give you a sense for why we think we can deliver the 200 basis points of incremental new product revenue growth, we have over 100 product and market initiatives set at business unit level that are in process and this is the IDEX single and double hit list. Individually they contribute from 100K annually to 2 million of annual revenue as they ramp up. I'll run through several of the examples of those new product initiatives. Our hydraulic diaphragm pumps that we just introduced in China are winning applications in power generation of water treatment. The new (inaudible) ultrasonic meters are being sold along side our liquid controls products now. Our universal mag drive pump family offer the market a new sealless pump to be used in a broad range of applications but particularly in situations where the emission of hazardous material from the process is a critical concern. With diesel technology now being applied much more generally, we've developed a pump to be used for fluid handling associated with the selective catalytic reduction.

We've developed two new families of food grade pump products as part of our sanitary segment strategy. We're introducing two new entry level dispensers, one in the Chinese market, one in the Western markets. We're also upgrading the high end of the dispensing product range, both the AT7000 and AT8000 to increase speed and to improve accuracy. And we've introduced


(THOMSON LOGO)           www.streetevents.com            Contact Us            5

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

a new line of quick connect rescue tools that we talked a bit about last quarter which enables the combination of fast tool operation with fast tool operation with fast tool interchangeability. So, as you know, our model is focused on innovation to drive growth but innovation is also enabling direct cost reduction. There are a number of projects in process that reduce material cost and/or manufacturing time. So the question is every project a guaranteed success? No. But it's certainly reassuring of to have a long list so no one project becomes make or break for us.

I'm going to move on to the slide titled the full year 2008 outlook and that's slide 23. Based on the organic bridge that I just reviewed and the previously closed acquisitions, we will grow 13 to 15% this year. Our organic growth is assumed to be 4 to 6%. Acquisitions will contribute 6% and FX is assumed to contribute about 3%. Based on that volume range, we estimate EPS will be $2.10 to $2.19( Sic -- See press release). Within that stated range the effective tax rate assumption is 35%. The incremental intangible amortization expense for the company, primarily driven by the ADS transaction, will be $6 million which impacts EPS by $0.05. And this is the current estimate. We're still finalizing the purchase accounting so we can provide an updated estimate on the Q1call. CapEx for '08 will be $28 to $30 million.

For Q1, on page 24, we anticipate sales growth to be 12 to 14%. That's inclusive of 8% of acquisition contributed growth plus 3% organic growth. Within that estimate for the quarter, we expect mid single digit FMT organic growth. HST will be down 1% organically due to the OEM timing that we just walked through. Dispensing for the quarter will be flat and fire and safety will be up slightly. Within fire and safety, as up slightly, as I said earlier we factored in that the fire suppression portion of the business will be off 15% year on year. The tax rate is assumed to be 35% for the quarter. As well, amortization increases by $2 million, again, due to ADS.

So in summary, we have a similar view of the markets that we serve and our position as we highlighted last quarter. We're not assuming a lot of economic health in our base growth assumptions. We have assumed relatively poor performance in the North American fire business and we've not etched in HST all-up segment growth. All that said, though, we're confident that we can execute our growth and profitability initiatives. We will continue to use commercial and operational excellence to sustain the improvement, and if we tactically execute what we are already in process with, we will turn in an absolutely solid year. With that, we'll take your questions.

QUESTIONS AND ANSWERS

OPERATOR

[OPERATOR INSTRUCTIONS]. Your first question comes from Jim Lucas of Janney Montgomery Scott.

LARRY KINGSLEY - IDEX - Chairman and CEO

Hi, Jim.

OPERATOR

Jim, please go ahead. Jim, please proceed with your question.

JOE HARRIS -- Analyst

Can you hear me okay?


(THOMSON LOGO)           www.streetevents.com            Contact Us            6

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

We can hear you, Jim.

JOE HARRIS -- Analyst

This is actually Joe Harris with (inaudible) Research. A couple of things. It's going to be a very challenging year for a company similar to yours and maybe factoring in some surplus. What are guys doing in terms of operational improvement initiatives throughout your plan regarding like lean manufacturing, Six Sigma (inaudible) to improve throughput throughout your plans and what benefit do you expect to see with those?

LARRY KINGSLEY - IDEX - Chairman and CEO

Okay. Let me restate the question. I'm not sure everybody could hear it. In our manufacturing environment and this overall top line environment as we're expecting what are the various lean and Six Sigma initiatives that apply. As your firm knows and Jim who has followed us closely knows that we have very consistently applied our operational excellence and more recently our commercial excellence overall process improvement tool set very successfully. We achieved in '07 our targeted incremental cost savings so we got to our both material as well as labor productivity expectations.

As we rolled up our plans for '08, we came to a number that exceeded '07 by a nice margin, which I'm not going to disclose right now and the most recent update is actually we think that we're even better off than that. And the way we track it, Joe, is that we look at actual cost, hard cost as stated by the business and we have a very granular metrics approach that we can look into each of the business units, each of the product segments, understand by commodity, right down in the case of labor to the labor value contributed to any one of our work areas as we call them value streams. And I can tell you that we're rolling up an incremental number that's the best ever for certain, and we're going to see nice contribution out of both our existing core businesses as well as the newer acquisitions.

On top of that, in the prepared remarks, as I mentioned, through the course of '07 we significantly beefed up our supply chain management resources on the ground in China and we think that we've already hit the ground running on some nice commodity-based cross business unit savings opportunities for us that will begin to pay off early in the year and through the course of the year in '08. So I can tell you that I think our businesses are just absolutely razor focused on both material and labor productivity. We've got hard numbers dialed into our plans. We've got good optics around the metrics and I think with the new resources that we've added through the course of really the last couple years, particularly in the supply chain side, I think we've got a nice opportunity to actually exceed our own internal expectations.

JOE HARRIS -- Analyst

What metrics are you guys using to measure yourself against. Are you looking at [Rona] or OE? What specifically is important to you at IDEX to make sure you stay number one in the industry?

LARRY KINGSLEY - IDEX - Chairman and CEO

We certainly look at our return on assets. But when we're talking about our own material labor productivity, we're fundamentally focused on the variable cost component. We look at it in a very granular fashion as to what we see in the way of labor applied to the product, material cost embedded with the product, what we can do in terms of design, material content to improve that, and also in terms of process to make it. So, yes, on a very top level we look at a lot of return metrics. But really when we're talking about productivity and the various lean and Six Sigma initiatives we're looking at things that are right now within the product cost, material bill of goods.


(THOMSON LOGO)           www.streetevents.com            Contact Us            7

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

JOE HARRIS -- Analyst

As we continue into a very challenging year 2008, what systems and solutions are you going to be putting in place to accelerate (inaudible) and initiatives?

LARRY KINGSLEY - IDEX - Chairman and CEO

I'm going to make this the last question because I think we want to continue to move on. But in terms of our ability to execute and accelerate, as I mentioned, I think that the primary contributor for us is going to be all that supply chain expertise and capability that we've added, particularly in the low cost regions and that's a corporate managed resource set that we now use to support the business units on a local basis and so we've made it a lot easier for the business units to take advantage of low cost sourcing and to pool their various spend across business units for common commodity types. I think that will probably be the primary element that allows us to fuel accelerated improvement as we go forward, not just '08 but beyond, and thanks for your questions.

OPERATOR

Your next question comes from the line of Mike Schneider of Robert W. Baird.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Hi, guys.

LARRY KINGSLEY - IDEX - Chairman and CEO

Hi, Mike.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Maybe first just focusing on the quarter. If you look at what in organic growth actually fell short from the last time we talked, it looks like it was HST and concentrated presumably in the pneumatics area. Did you see a degradation in the existing contracts as you went through the quarter that was I guess representative of the industrial slowdown or were there additional contracts terminated or lost in Q4? Just some color would be helpful.

LARRY KINGSLEY - IDEX - Chairman and CEO

The short answer, Mike, is yes. In some of those non-core HST industrial segments where we're basically supplying compressed air in a less differentiated fashion, we did see a little bit less in the way of sales and that's part of what's included within our assumptions for Q1 as well. So that's a little bit more of the kind of the non-core. From a Q4 organic contribution based on the two OEMs that we've talked about quite a bit, those numbers came in pretty close to what we had anticipated.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Do you view the gas business as your most cyclical in the portfolio today and representative of I guess your basic industrial exposure?


(THOMSON LOGO)           www.streetevents.com            Contact Us            8

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

I would say that it is certainly cyclically exposed. I wouldn't say it is representative of our industrial exposure though. We don't have much in the way of revenue in the other FMT businesses or HST businesses that's in the same end segments that gas is. And so I don't think that it's representative of our industrial exposure beyond what's already embedded in those numbers, if that's what you're referring to. I think it is kind of the sum of the parts all to its own.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Okay. And then looking into '08, sticking with HST and these two OEM contracts, I guess I was surprised to see that you expect another three points or actually four points of pressure from those terminated contracts. Can you clarify, is it that you've actually lost or terminated additional business with those two OEMs or you've just not replaced them because this goes all the way back to Q1 of last year when we started talking about this and I just want to be clear what's new or different?

LARRY KINGSLEY - IDEX - Chairman and CEO

Sure, Mike. We long ago set out to basically slowly exit some of these non-differentiated elements of HST and basically reinvest in some of the areas that we like more. That's obviously both internally and inquisitively. What we anticipated through the point of our Q3 call, so when we talked in the fourth quarter, was that there would be a couple new, actually a few new OEM contracts that would begin ramping up early in the year this year whose volume would be offsetting the sunsetting of those two large OEM agreements that we talked about. Those two programs are alive and well. The ones that are ramping up and we think there is a third that looks pretty probable at this point.

We already committed capital dollars to two of the three late in the year last year and it's really a matter of the timing of those as they ramp up, which now looks like it will be late in '08 versus what we had thought was early Q2 of '08. So that's essentially it. The issue is not exiting additional OEM relationships now nor is it a tremendous different viewpoint as to what the sun setting of those OEM relationships was expected to be versus now what we anticipate. It's more the uptick on the view and then the core business as it replaces it.

MIKE SCHNEIDER - Robert W. Baird - Analyst

So would you consider then -- if I heard you correctly, you expect HST to grow mid single digits this year organically, despite the soft 1Q expectation.

LARRY KINGSLEY - IDEX - Chairman and CEO

Mike, what we're viewing, as you know, we have expectations for HST of high single digit organic growth. The way the year is mapped out, without getting into a lot of detail by segment is relatively flat first half followed by good growth in the back half where we have good program line of sight visibility and the 400 basis points of headwind that we referred to was 400 basis points versus our HST higher single digit organic expectations.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Got it. And then just to clarify, so to reach this ramp or achieve this ramp in the second half, this is business you have booked today or is there a possibility again like going back to Q3 that these programs get delayed further or indeed don't launch?


(THOMSON LOGO)           www.streetevents.com            Contact Us            9

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

I think we've got a pretty conservative view of the timing of those. Those aren't orders that are booked but we're certainly very tied with our customers in terms of the ramp expectations there and again, as I said, we've already to the point of committed the capital dollars to the program, the resources and they're well along. It's a matter of their launch rates and so I think that we feel pretty good about the timing.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Okay. One detail, I'll get back in line. Dom, the ADS amortization expense, it is included in the Q1 and annual guidance?

DOM ROMEO - IDEX - VP and CFO

That's right, Mike. It is. 6 million is an estimate. We're still working through the final balance sheet, in terms of intangibles and amortization, but that is in our 2008 estimates.


MIKE SCHNEIDER - Robert W. Baird - Analyst

Got it. Thank you.

OPERATOR

Your next question comes from Scott Graham of Bear Stearns.

SCOTT GRAHAM - Bear Stearns - Analyst

Couple questions for you. When we look at the FMT margin and you X out the acquisition effects, it looks to me like the margin was still down just a touch on what was pretty good revenue growth. And in the press release you cited in addition to acquisitions also FX. Could you maybe connect the dots for me here, Dom, on why the margin on an apples-to-apples I think was down and maybe why FX was the contributor to that?

DOM ROMEO - IDEX - VP and CFO

Sure, Scott. If you go to page 18, if you have the slides, there's an op income bridge. FX, if you look at revenue, FX increased revenue by about 2.7 million, which didn't provide any significant operating income. Unlike -- and actually acquisitions as well flowed through it just around 10% from an op income perspective. Remember, that includes amortization of intangibles. If you take out both the FX and acquisitions you end up with operating margin of 21.8 versus last year's 21.4, and that's roughly 27-28%, almost 30% organic flow through as we talked about flow through.

Now, without getting too mechanical on FX, if you recall, we acquired Quadra. We used foreign funds for that acquisition. So we actually have a gain, if you look at other income and expense, of about a million dollars working through the gain on the P&L. That was offset, though, as we have -- this is one of our own locations where we have U.S. based sales and foreign currency related costs, so we had an operating income drag related to both FX and acquisition up top so that's why you don't see what you might expect to be a modest income I impact related to op income was actually a bit worse, actually flowed through on acquisitions too. So we keep a pretty solid tracking of organic and obviously the operating initiatives. So albeit, these two adjustments count as we are still getting appropriate level of flow-through on the organic side of FMT. Remember again, the acquisitions include this quarter are Faure Herman and Quadra.


(THOMSON LOGO)           www.streetevents.com            Contact Us           10

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

SCOTT GRAHAM - Bear Stearns - Analyst

Okay. Next question relates to the full year 2008 guidance. It looks to me as if, after what looks like a let's just say below average first quarter, that things improve pretty measurably from there. Is that essentially what you're modeling, essentially sort of a slightly up first quarter and then increasingly up quarters or does it start to go -- I don't want to get too specific here of course, but I mean, are you looking at really much improved results beginning in the second quarter or we kind of have to wait for that until the third quarter?

DOM ROMEO - IDEX - VP and CFO

No, I think Scott, what we view basically is that Q1 is on a total growth basis not bad, obviously. The organic assumption of around 3% is certainly below IDEX average but we think the remainder of the year holds for pretty nice growth and certainly pretty nice EPS generation. We're not expecting this to be a hockey stick in the true sense of a hockey stick of a year at all.

SCOTT GRAHAM - Bear Stearns - Analyst

Okay. Two other questions. Did you say that organic in dispensing in the first quarter is going to be down in total or down in a couple of the portions of it?

DOM ROMEO - IDEX - VP and CFO

Just to make sure, dispensing is your question.

SCOTT GRAHAM - Bear Stearns - Analyst

Dispensing, yes.

DOM ROMEO - IDEX - VP and CFO

What we're saying is for the first quarter it's relatively flat. As you know, dispensing is up against a relatively tough comp for the quarter and they look like they're going to have a great year overall.

SCOTT GRAHAM - Bear Stearns - Analyst

Right. So when you were referring to dispensing, a portion of it down, you were just talking about like the U.S. retail, European, small retail base?

DOM ROMEO - IDEX - VP and CFO

That's right, Scott. Thanks for the clarification.

SCOTT GRAHAM - Bear Stearns - Analyst

Okay. Sure. Lastly, could you talk a little bit about the acquisition pipeline. Conference calls that have occurred so far continue to speak to higher EBITDAs, obviously because of the -- as the cycle lengthens, as well as the departure of some let's say smaller


(THOMSON LOGO)           www.streetevents.com            Contact Us           11

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

private equity players, more caution on the larger ones, essentially creating an incrementally better acquisition environment. Can you comment on that and what it might mean for you in '08?

DOM ROMEO - IDEX - VP and CFO

I think that's a pretty fair summary. I think incrementally better in terms of the quality of the properties that are out there. Multiples are still higher than they have been on a historical basis. And we're still pretty disciplined but we continue to chug along and as you know we make very logical acquisitions that fit what we're trying to target and we'll continue to do so. So I don't expect multiples to drop tremendously quickly and we'll be disciplined about what we pay. But the quality of properties and the number of ones that make sense for IDEX is still quite reasonable.

SCOTT GRAHAM - Bear Stearns - Analyst

You think you can have an '08 like you had an '07, Larry?

LARRY KINGSLEY - IDEX - Chairman and CEO

I think that we can have a great '08 and I think our guidance pretty well spells out what we anticipate at this point.

SCOTT GRAHAM - Bear Stearns - Analyst

No. I mean acquisition-wise.

LARRY KINGSLEY - IDEX - Chairman and CEO

I think that in terms of total revenue, that's certainly possible, yeah, I think it -- it always depends on how quickly, particularly on a proprietary basis, you can get these things to the finish line.

SCOTT GRAHAM - Bear Stearns - Analyst

Okay. Thanks.

LARRY KINGSLEY - IDEX - Chairman and CEO

Thank you, Scott.

OPERATOR

Your next question comes from Robert Lagaipa of Oppenheimer.

ROBERT LAGAIPA - Oppenheimer - Analyst

Good afternoon.


(THOMSON LOGO)           www.streetevents.com            Contact Us           12

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

Hi, Bob.

ROBERT LAGAIPA - Oppenheimer - Analyst

Just want to start off with a couple clarifications. Related to the cost in dispensing and fire and safety, could you break out how much was severance versus how much was the field service cost in dispensing, likewise, the severance versus the bad debt expense in fire and safety?

DOM ROMEO - IDEX - VP and CFO

Sure, Bob. If you go through health and science on slide 19, that 400K on the bridge is all severance. And then if you look at dispensing, the next slide, a million two severance slash other. 70, 80% of this is severance, the rest is the field service. So we saw the end of field service as you recall, mid-October we were pretty much through the cycle there. I won't give you the split on fire and safety because we're still in our claim process for the bankruptcy but the lion's share of that amount you see on page 21, the 2.4 is mostly bad debt versus severance but there's a piece that's severance as well. I hope you understand we won't go through those details because we're still filing our claims.

ROBERT LAGAIPA - Oppenheimer - Analyst

Absolutely. With regard to that, when you look, especially given the fact that the market is supposed to be down as much as it is in the first quarter as well as coming off of the weakness we've seen in the fourth quarter, are there any other customers that you view as high risk customers where we could have another bad debt expense moving forward?

DOM ROMEO - IDEX - VP and CFO

Bob, obviously you never want to see a bankruptcy but we've been through a pretty thorough credit limit check and cook looking at our exposure and there is nowhere near this type of exposure in the current balance. I'll never say never, but right now we've been pretty staunch on our credit limits and the like in the midst of what's going on in the industry so the answer I would say is no. I don't expect to see any significant writeoffs in '08.

ROBERT LAGAIPA - Oppenheimer - Analyst

One other question for you Dom. With regard to the interest expense, what are we expecting there for the full year?

DOM ROMEO - IDEX - VP and CFO

We did not provide specific guidance on that. We'll leave it there. We'll update you as we get into Q1. Obviously, you guys can do your own modeling. You can see the fed cut most of our current debt is floating with current rates and I'll let you do your own model there for now.

ROBERT LAGAIPA - Oppenheimer - Analyst

Sure. Last couple questions. One is for Larry. When you look at this environment and you look at some of the how proactive you've been already in terms of addressing the cost structure in light of some of the choppiness you're seeing out there, maybe


(THOMSON LOGO)           www.streetevents.com            Contact Us           13

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

potential weakness continuing here, where do we stand here on the cost side of things? I mean, should we expect additional severance? Should we expect any additional level of restructuring on a go forward basis?

LARRY KINGSLEY - IDEX - Chairman and CEO

When we rolled up our plans for '08 we went through a very rigorous exercise this year, much more so than we have over the last couple years, to build contingency plans into each one of the business units bottom build assumptions. So I think we've got a very good understanding of the levers. Our business unit leaders know what their cost structures need to be. I think we're in good shape. You could possibly see some additional severance come through as necessary, but I don't think you should expect a large number and, frankly, anything of the sort obviously would be something that will put us in pretty good shape almost on an immediate basis in terms of local cost structure. So I think we're actually, in terms of contingency plan, in pretty nice shape as we look forward.

ROBERT LAGAIPA - Oppenheimer - Analyst

Last question, if I could, I just wanted to circle back and drill down a little bit deeper into the HST in terms of these contracts. When you look at these two to three programs that are potentially ramping up or expecting to really get the benefit more so in the second half of the year, could you maybe just tell us, obviously not which OEMs they are but maybe just give us a sense of what industries they're in? That will help us understand how they might be going.

LARRY KINGSLEY - IDEX - Chairman and CEO

Okay. Well, for a number of reasons I won't go into too much specificity. But basically one of them I mentioned, which will be multiple parties associated with the new EPA regulations that are being applied to various different diesel engine technologies, a lot of those fixed place large engine technologies where pumping of various things are required for the overall emissions reduction and there's a couple different processes that apply. So we think that one bodes for a pretty nice multi-year continued growth because it's going to be reg drive and frankly we've got a superior solution. The other one that we talked a bit about is a few different food grade applications and this is a family of pump products that's new but it's a derivative of some things that we've had for a couple years, that will be applied, a number of applications, both food and sanitary, sanitary meaning could be for pharma or biotech, that we think will ramp pretty nicely with some OEM volume. Unfortunately, I can't get into a heck of a lot of detail there, Bob.

ROBERT LAGAIPA - Oppenheimer - Analyst

Okay. Terrific. Thanks very much.

OPERATOR

Next question comes from Walt Liptak of Barrington.

WALT LIPTAK - Barrington - Analyst

Thanks, guys, good afternoon.

LARRY KINGSLEY - IDEX - Chairman and CEO

Hi, Walt.


(THOMSON LOGO)           www.streetevents.com            Contact Us           14

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

WALT LIPTAK - Barrington - Analyst

Dom, first question is for you. On order growth, in the press release it said 5%. I think in your commentary you said 2% organic growth. Which one is it?

DOM ROMEO - IDEX - VP and CFO

It's 2% organic on orders and that's split; FMT was up 6 for the quarter. You may be referring to the full year. For the quarter though, it was 2%. FMT was up 6, dispensing up 8, HST was down 5 and fire and safety segment was basically flat/down one.

WALT LIPTAK - Barrington - Analyst

Okay. Great. And I wonder if I could ask and we can get the organic revenue growth outlook that you're using for each of the segments in 2008.

LARRY KINGSLEY - IDEX - Chairman and CEO

Walt, we're not being cute here but we're not going to provide that specifically. We gave you kind of a general view of the state but it's the 4 to 6 range for the whole company. As you might guess at this point of the year there's puts and takes by segment, but we're going to stick with this full year at this point.

WALT LIPTAK - Barrington - Analyst

Okay, good. In the healthcare, the HST in the past originally you had talked about double-digit growth, realize the core has grown double-digit at this point. As we get into 2009, I know that's a long way off, would we be getting away from this overall HST growth in the low single digits and getting to something that's more like the 15% that we --?

LARRY KINGSLEY - IDEX - Chairman and CEO

Absolutely, Walt. The way we're modeling it, yeah, it would be certainly prior to then. By '09 we would emerge from the drag as we're calling it. What was your organic number that you quoted?

WALT LIPTAK - Barrington - Analyst

I'm sorry. For which one?

LARRY KINGSLEY - IDEX - Chairman and CEO

HST.

WALT LIPTAK - Barrington - Analyst

For HST. Yes, the organic, looks like it's in the low single digits for the last couple of quarters.


(THOMSON LOGO)           www.streetevents.com            Contact Us           15

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

Yes. No, just to be clear, the '09 looking forward expectation for HST would be high single digit organic growth. And that would be basically moving beyond what we're calling out as the OEM drag that we ramp out of through the course of '08.

WALT LIPTAK - Barrington - Analyst

I'm sorry. So for '09 you wouldn't be getting up to organic growth rate of 15%, it would more like high single digit?

LARRY KINGSLEY - IDEX - Chairman and CEO

Yes. We're not assuming 15% organic growth in '09 for HST at this point anyway.

WALT LIPTAK - Barrington - Analyst

Okay. And then the last question, if I could switch over to the dispensing business, and you may have gone into this in the last quarter, but the smaller retailers you mentioned are still slow but stabilizing. Can you provide a little bit more color? Is its because of the economy, the housing market?

LARRY KINGSLEY - IDEX - Chairman and CEO

Basically I think the -- what continues to drive the dispensing sales is replenishment of equipment and that model, again, as you look at it tops down, energy bottom build it by the larger retailers it's really solid. In our case the age of the equipment, the basic purchase decision for the large retailers, the capital investment decision and that capital investment decision as we've talked before amortizes out as a bucket of paint, as a really, really low expense item and it drives a very nice profitable segment sale for them. So it's a real easy return on investment decision for the larger retailer.

My guess on the smaller retailer, particularly the mom and pop segment within dispensing, is that they view it as cash is cash and they may not be making that spend on a larger piece of equipment or a more highly automated dispenser when they're concerned about how they manage on a short-term basis. Luckily, as you know, what we've seen both in Europe and in America is the growth in the segment has been driven by the paint shops, the company owned paint stores, the large retailers, which are the hardware store chains and the co-ops, and larger retailers which are the mass and DIY format of retailers and again, what we have in the way of bottom build plans that we work very closely with them on for '08 suggest that if things hold as they are, that we'll have a nice organic opportunity irrespective of the housing market.

WALT LIPTAK - Barrington - Analyst

Perfect. All right. Thanks, guys.

LARRY KINGSLEY - IDEX - Chairman and CEO

Thank you.

OPERATOR

Your next question comes from Matt Summerville of KeyBanc.


(THOMSON LOGO)           www.streetevents.com            Contact Us           16

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

MATT SUMMERVILLE - KeyBanc - Analyst

First, just on the fire and safety segment. Just within fire suppression, how are you thinking about the second half of 2008? And then on the rescue tool side how much of that business is non-U.S. now?

LARRY KINGSLEY - IDEX - Chairman and CEO

First on the fire suppression side, for the back half of '08, for us obviously the comps are quite a bit easier. So we're assuming that it's at least flat if not better than that. We're still maintaining the conservative outlook and that's what we factored into our overall top line assumptions for the year. But frankly, we think based on a comp issue for the first half plus what we see in the way of truck-based program activity, much more of a first than second half impact.

On the rescue tools business, it's a very much an internationally distributed business so historically it has always had in the neighborhood of about 65 to 70% of sales outside of the U.S. And where the fastest growth has been has been, frankly, in some of the country markets that we have never participated in. You look back over the last 12 months we've gotten orders out of all the smaller country markets in eastern Europe and some of the emerging African country markets and Middle East markets and some of the Southeast Asia country markets. So what's going to we think continue to propel the overall sales growth for rescue tools within the segment will largely be the international growth.

MATT SUMMERVILLE - KeyBanc - Analyst

Okay. And then in terms of the tax rate for either the first quarter or the full year, I think you were a little under 34 for the year '06, a little under or right at 34 for '07. Why the uptick in the tax rate?

DOM ROMEO - IDEX - VP and CFO

To be blunt, we can't really call it that close. I think we've always told folks somewhere in the 33 to 35 range. There's a lot of moving parts in '08. State taxes, actually as our U.S., not take make a public service comment, but as our U.S. income becomes more of a bigger piece of the puzzle, that may be up a bit. But it's 34 to 35. As your note said, we'll update you on that every quarter. It could be 34. Right now we're guiding on 35.

MATT SUMMERVILLE - KeyBanc - Analyst

Okay. Then just again within HST you kind of talk about the fact of things been pushed out. Can you kind of get into more around what the root cause of that pushout is? Is this something that normally occurs in that business?

LARRY KINGSLEY - IDEX - Chairman and CEO

I wouldn't say normally occurs. It's basically new program activity from time to time with customers moves slower than you're ready for the customer to move. We don't think that there's anything that's changing there, the root decision to invest. As a matter of fact, quite the opposite. We think there's actually upside as we move forward with a couple programs that we talked about. It's really just timing for execution.

MATT SUMMERVILLE - KeyBanc - Analyst

Okay. That's all I have. Thanks.


(THOMSON LOGO)           www.streetevents.com            Contact Us           17

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

Thank you, Matt.

OPERATOR

Your next question comes from Ned Borland of Next Generation.

NED BORLAND - Next Generation - Analyst

Good afternoon, guys. Couple questions here on fire. I guess if we were to look at the three buckets that you talked about, fire suppression, rescue tools and Band-It, can you talk a little bit about the margins for each of those buckets, which is the highest margin an which is the lowest?

LARRY KINGSLEY - IDEX - Chairman and CEO

Without a lot of detail, I'll tell you that Band-It's got fantastic margins, rescue tool's has got fantastic margins and fire's got not as fantastic margins. So the mix should work to our benefit.

NED BORLAND - Next Generation - Analyst

Okay. And then the bankrupt customer, what percentage of your segment revenue I guess would they have represented?

LARRY KINGSLEY - IDEX - Chairman and CEO

I don't know if we should go into that detail right now. I think we ought to frankly not disclose our annual revenue to that customer. But from a top line standpoint, their bankruptcy is not materially impacting what we view as our expectation for the first part of this year. We already kind of had them pegged as pretty slow.

NED BORLAND - Next Generation - Analyst

Okay. All right. Great. That's all I had.

OPERATOR

Your next question comes from Charlie Brady of BMO Capital Markets.

CHARLIE BRADY - BMO Capital Markets - Analyst

Hi, thanks. I don't know if you mentioned it. Can you talk about the percentage of sales that came out of new products?


(THOMSON LOGO)           www.streetevents.com            Contact Us           18

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

Sure, Charlie. Just over 22%. We've seen a very nice increase year-on-year now for three years running. If you look at particularly kind of the end of the year as we measure that on a year-over-year basis, so we're up couple hundred basis points in terms of new product sales, that's sales generated within the last three years over the total sales denominator.

CHARLIE BRADY - BMO Capital Markets - Analyst

On slide 22, talked about your growth plan in '08. Specifically under globalization and channel expansion, could you just expand on that and give a little color as to what that's really driving towards and what channels, maybe a little more detail?

LARRY KINGSLEY - IDEX - Chairman and CEO

Sure. As I think I mentioned in my prepared remarks, we have expanded our international channels nicely over the last -- really the last couple years. We've got nice sales resource content on the ground now in Asia and it's performing extremely well. Particularly for fluid metering where we're generating huge organic growth there. In Eastern Europe, the Middle East, Russia, even some incremental resources in Western Europe, we expect it will grow very nicely in all those markets, and then we're looking at some other selective country markets where we've made some initial investments in places like India, which are fairly new country markets for us.

So we expect that some of the resource investment that we've already made will already begin and frankly already is paying dividends. But we continue to see the opportunity frankly for geographic based channel expansion as the largest portion of that. I wouldn't say there's much in the way of new alternative channels to market that it's going to aggregate in to a lot for '08. There's opportunities for us to improve our access selectively otherwise as well. So improved access to the other markets we serve.

CHARLIE BRADY - BMO Capital Markets - Analyst

Okay. So then the channel expansion really then is, to reiterate what you said, is geographic, tied into the geographic expansion, not sort of branching out into a newly identified area or application for existing products or new R&D?

LARRY KINGSLEY - IDEX - Chairman and CEO

That's correct. The vast majority of what I was speaking to is global entitlement.

CHARLIE BRADY - BMO Capital Markets - Analyst

Thanks very much.

LARRY KINGSLEY - IDEX - Chairman and CEO

You're welcome.

OPERATOR

Your next question comes from Amit Daryanani of RBC Capital Markets.


(THOMSON LOGO)           www.streetevents.com            Contact Us           19

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

AMIT DARYANANI - RBC Capital Markets - Analyst

Just had a few really quick ones. In terms of the program push outs in the HST segment, is any of that FDA related on the sanitary or pharma side that may be beyond you or your customer's control?

LARRY KINGSLEY - IDEX - Chairman and CEO

No. We do run into that in some cases from time to time with our HST customers, but in this case it has nothing to do with FDA or anyone of the sort.

AMIT DARYANANI - RBC Capital Markets - Analyst

And then just in terms of the bad debt expense, are there any other payments you're expecting from this customer that you may have to account for going forward or is this the best -- is this the entire magnitude I should say?

LARRY KINGSLEY - IDEX - Chairman and CEO

Again, without getting into details, I would just tell you that we would not expect to have any future exposure based on the charge that we've taken in the fourth quarter. We'll have to leave it there for now.

AMIT DARYANANI - RBC Capital Markets - Analyst

All right. And then just finally on the dispensing side, sounds like we expect some pretty good high single digit growth based on what your customer forecasts look like to you right now. I'm just wondering how financially committed are the OEMs to the forecast. Six month rolling forecast or something. I'm guessing financially committed to maybe two or three weeks or so?

LARRY KINGSLEY - IDEX - Chairman and CEO

It depends. We tend to get signs for commitment long before the orders, if that's what you're referring to, that if you look at the last four, five years, I could tell you our accuracy and forecasting on a multiple, two or three quarter out basis has been extremely strong; very, very accurate. The order itself typically doesn't come in until a few weeks, somewhere in the five to six weeks prior to when we realize the first sales out of that blanket. However, we have line of sight that typically is two or three months in advance of that. And it's with that level of certainty that we're making some of the comments that we are today.

AMIT DARYANANI - RBC Capital Markets - Analyst

All right. That's helpful. And then just finally, new products, we expect 200 to 300 basis points of growth out of it in 2008. How much of that contributed incrementally in '07 for us? I know it was 22% total sales but on a year-over-year growth in '07, how much was that?

LARRY KINGSLEY - IDEX - Chairman and CEO

That group, there would be a relatively small portion of '07 sales that are ramping through '08. Most of the way that accounting was stated was incremental sales of programs based on products that are for the most part finished. But that didn't generate huge '07 sales.


(THOMSON LOGO)           www.streetevents.com            Contact Us           20

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

AMIT DARYANANI - RBC Capital Markets - Analyst

Got it. Thanks a lot, guys.

LARRY KINGSLEY - IDEX - Chairman and CEO

You're welcome.

OPERATOR

Your next question comes from Mike Schneider of Robert W. Baird.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Larry and Dom, just circling back to slide 22. It's going to sound like an odd question. If you add up the categories of growth, you come up on the low end at
5.5 points of growth up to 8 points of growth on the high end. Organic growth is estimated for the year at 4 to 6. I imagine there's some hedge factor in there. Even if you take the 4 to 6, it looks like your GDP assumption for North America at least is zero. Is that your implicit assumption in here?

LARRY KINGSLEY - IDEX - Chairman and CEO

Essentially what we're saying, Mike, is that we're not going to see a lot of economic help as we mentioned in our remarks. Now, GDP or market growth of zero is probably obviously too conservative. What we said here is if you run through these one by one, the price increase, the 150 to 200 basis points, pretty well locked in. So that's not a question and frankly we think that will flow through pretty nicely based on where we are from a material cost standpoint. The 100 basis points on a company-wide basis that's contributed by dispensing, that, per the last question set, is we think very certain. There's always a potential for some of those to not materialize. So there's maybe a bit of a hedge there, based on program activity and not knowing until you absolutely have the order locked in. We do feel very good about it, though.

On the new product, incremental portion, I think that the best way to think about it is at least 200 basis points, so kind of stay toward the 200 versus 300 basis point incremental number there, and then on the channel expansion, we basically said it could be as much as 200. Our plans roll up to that. We took it down a little bit here in terms of range. So I think the summary is yes, Mike, there's a little bit of hedge built in here just based on all the conjecture around what's going on in the economy and the market but when we look at our tactical plans, frankly, we feel pretty comfortable about that mid single digit organic number for the year at this point. So it's not perfect. It is a bit circular in terms of logic but frankly it supports, we think, a nice organic expectation.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Well, I'm obviously trying to emphasize a conservatism of the forecast. The other way to look at slide 22 is that the one category that's missing is volume and in order for you to reduce this range down to this 4 to 6% organic growth forecast you would have to assume negative volume. If that's the mathematics of it, what in '07 would be unsustainable heading into '08 in terms of volume growth? Is there any particular program that you can call out that is fading? Is there any particular market dynamic that fades? And along that question, I presume the two OEM contracts, they're virtually at zero today so that wouldn't be a negative increment in '08?


(THOMSON LOGO)           www.streetevents.com            Contact Us           21

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

LARRY KINGSLEY - IDEX - Chairman and CEO

Mike, as we talked through, there is -- the only real negative market element would with fire suppression and we talked through that when we said 10 to 15 for the first half. So down 10 to 15 first half and then flat roughly for second half. The OEM component that we talked about within HST, if you look at it on an all up basis, really doesn't swing the numbers negatively tremendously. It does have a very slight negative impact year on year. And then it is the I guess the unknown and I don't frankly think at this point that we ought to assume that that's much more than what we stated because when we look at FMT in particular, the markets are really holding quite strong and we think we'll continue to generate nice growth through the course of the entire year and beyond. So if your thesis is our top line expectations are slightly on a conservative side that could be from an organic standpoint.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Just in terms of momentum, we're five weeks into the quarter now. As you look back from the start of October through January, can you give us a sense of your feeling for general industrial trends as you progressed over the last four months?

LARRY KINGSLEY - IDEX - Chairman and CEO

No surprises at all. We feel basically like so far and it's obviously early, but things are materializing as we would have anticipated them to.

MIKE SCHNEIDER - Robert W. Baird - Analyst

And your anticipation was what?

LARRY KINGSLEY - IDEX - Chairman and CEO

For the fluid metering businesses, those segments that we called out, energy, water, pharma, all the petro chem that they're going to perform nicely in aggregate. They'll generate mid to single digit growth. The offsets will be relatively few, but it will be more things like the onboard vehicle applications. Some of those things which might be a little bit slower. They'll still be growing, but slower growth. Within the fire and rescue segment it's the three components that I spoke to. So rescue tools up, Band-It up, offset by fire down. Dispensing, as you know, kind of binary in nature in terms of growth but we expect that we'll see nice growth through the course of '08 and the opportunity frankly for really nice growth and then HST we've -- I think we've talked to death basically. Comes down to the OEM drag on the core business growth. So if you look at the end markets that apply to all those, essentially pretty consistent with what we had assumed when we started building our plans back in late September.

MIKE SCHNEIDER - Robert W. Baird - Analyst

Okay. I appreciate it. Thank you.

LARRY KINGSLEY - IDEX - Chairman and CEO

Thank you, Mike.


(THOMSON LOGO)           www.streetevents.com            Contact Us           22

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

OPERATOR

Your next question comes from Robert Lagaipa of Oppenheimer.

ROBERT LAGAIPA - Oppenheimer - Analyst

Hi, I had two quick follow-up questions. One clarification. The acquisition growth that you're anticipating for 2008, that's acquisitions already in hand, correct?

LARRY KINGSLEY - IDEX - Chairman and CEO

That's correct, Bob. Acquisitions have already closed.

ROBERT LAGAIPA - Oppenheimer - Analyst

Okay. Is there an official target for 2008, in terms of revenue?

LARRY KINGSLEY - IDEX - Chairman and CEO

No.

ROBERT LAGAIPA - Oppenheimer - Analyst

Lastly, the price increase, 150 to 200 basis points. What was that in '07 and where is that weighted towards in 2008? Is it the new products predominantly? Is it in any particular segment? Maybe if you could just give us some color there.

LARRY KINGSLEY - IDEX - Chairman and CEO

Sure. '08 assumptions are pretty consistent with '07, and frankly pretty consistent with what we've executed every year. The price increases aren't certainly not every segment, every customer. We have some customer segments that are much more competitive than others. But when you look at them on a bisegment basis, we do believe that we get price and we get material margin flow-through when you look at price less material cost. So we don't see any adverse impact as a function of price and again, most of the businesses have locked in their price and their discount plans already and they've already been executed so it's a matter of just realizing the sales accordingly.

ROBERT LAGAIPA - Oppenheimer - Analyst

Terrific. Thanks again.

LARRY KINGSLEY - IDEX - Chairman and CEO

You bet.

OPERATOR

Your next question comes from Bill [Cram] of Read, Conner and Birdwell.


(THOMSON LOGO)           www.streetevents.com            Contact Us           23

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

BILL CRAM - Read, Conner, and Birdwell - Analyst

Hi, Larry, hi Dom, how are you doing?

LARRY KINGSLEY - IDEX - Chairman and CEO

Good how are you?

BILL CRAM - Read, Conner, and Birdwell - Analyst

Good. Two questions. First, I might be more of a comment than a question, kind of a pet peeve of ours. Noticed maybe like a couple years ago you really didn't provide any type of guidance. I think last year you started doing yearly and now all of a sudden you're doing the quarterly guidance game. I am just kind of wondering what the rational is there because in the past you've kind of talked about your business being a short cycle business, there can be a lot of noise from quarter-to-quarter. Why put that emphasis on that short-term quarterly noise and taking away from the long-term view of the business?

LARRY KINGSLEY - IDEX - Chairman and CEO

Well, hopefully we aren't taking away from the strategic plan that we are executing. And that we have proven now that we are interested and primarily in growth, both organic and inquisitive growth and driving a good flow-through right to the operating line as a function of that growth and that's if you look at our track record what we executed. So nothing changes there of course. There's lots of friends out there that both tell us we ought to be providing guidance and those that say that we shouldn't. We made the decision, given the fairly volatile nature of what is going on out there in the various segments that apply that we speak in a little more specificity to what is going to impact us and we walk our way through both the year and the quarter.

I'd say operationally we've got better visibility into our businesses and our ability to forecast has improved a bit. Certainly not perfect by any means. But all up, we decided that more information earlier on was a better thing. Certainly not meant to detract from the focus that we've got in terms of building long-term and sustainable value as a business and continuing to execute on the outstanding track record we've got.

BILL CRAM - Read, Conner, and Birdwell - Analyst

Just I don't know, seems like the quarterly guidance tends to be a loser's game. Next question. Looking -- you've said you're going to generate ample free cash flow next year. It's most of that is going to be targeted towards growth which will be buying growth via acquisitions. Wanted to get kind of your thought process as you look at this. If you look at the acquisitions you guys have made over the last, say, couple years, there's been a quite a few in that two to three times revenue multiple. In this environment, I understand how the strategics have an advantage and this is probably going to be the best year or two to make strategic acquisitions out there, but you also have your stock right now trading at one and-a-half times revenue, probably the cheapest it's been in six years. How do you look at that versus buying growth at two to three times versus buying your own stock at one and-a-half times, and that pre cash, how do you maximize then your return on invested capital?

LARRY KINGSLEY - IDEX - Chairman and CEO

Yes, it's a good point. Obviously we fundamentally obviously think the stock is a great buy. At the same time we think that we've proven by way of every single acquisition we've made that we've made great returns on those investments and they have allowed us to improve our position in the target markets that we're continuing to build out. Those acquisitions fundamentally enable organic growth which has got outstanding returns associated with it.


(THOMSON LOGO)           www.streetevents.com            Contact Us           24

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

Feb.05.2008/2:30PM, IEX-Q4 2007 IDEX Earnings Conference Call

If you look at the acquisitions that we've made, frankly on a history to date, from day zero IDEX or just the ones that we've made over the last couple years, they're performing very well and they allowed us to get at organic return on investment model that phenomenal. The primary capital deployment strategy is to continue to use it for acquisition for growth and to allows us to continue to build our foothold so that we can build that organic subsequent growth on top of where we position ourselves.

BILL CRAM - Read, Conner, and Birdwell - Analyst

Okay. Thank you.

LARRY KINGSLEY - IDEX - Chairman and CEO

All right. Well, I think that's it. We want to thank you all very much for joining. We've obviously provided a lot of detail in our prepared remarks and some very good qualifying questions as well. We definitely anticipate a solid '08 and we'll look forward to talking to you again a quarter from now. Thank you.

OPERATOR

Thank you. This concludes today's Q4 07 earnings call for IDEX Corporation. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(C)2008, Thomson Financial. All Rights Reserved.


(THOMSON LOGO)           www.streetevents.com            Contact Us           25

(C) 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.